Exhibit 4.1

SOLECTRON CORPORATION
AMENDED AND RESTATED 1992 STOCK OPTION PLAN

1. Purposes of the Plan. The purposes of this Stock Option Plan are:

o to attract and retain the best available personnel for positions of substantial responsibility,

o to provide additional incentive to Employees, Consultants and Outside Directors, and

o to promote the success of the Company's business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. The Plan also provides for automatic grants of Nonstatutory Stock Options to Outside Directors.

2. Definitions. As used herein, the following definitions shall apply:

(a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

(c) "Board" means the Board of Directors of the Company.

(d) "Code" means the Internal Revenue Code of 1986, as amended.

(e) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(f) "Common Stock" means the Common Stock of the Company.

(g) "Company" means Solectron Corporation, a Delaware corporation.

(h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

(i) "Continuous Status as an Employee, Consultant or Director" means that the employment, consulting or Outside Director relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee, Consultant or Director shall not be considered interrupted in the case of: (i) any leave of absence approved by the Administrator, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

(j) "Director" means a member of the Board.

(k) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

(m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of grant of the Option, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of grant of the Option, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

(q) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

(r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) "Option" means a stock option granted pursuant to the Plan.

(t) "Option Agreement" means a written agreement between the Company and an

Optionee evidencing the terms and conditions of an individual Option grant. The

Option Agreement is subject to the terms and conditions of the Plan.

(u) "Optioned Stock" means the Common Stock subject to an Option.

(v) "Optionee" means an Employee, Outside Director , or Consultant who holds an outstanding Option.

(w) "Outside Director" shall mean a member of the Board of Directors of the Company who is not an Employee or a Consultant.

(x) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) "Plan" means this Solectron Corporation 1992 Stock Option Plan.

(z) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(aa) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(bb) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 110,800,000 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. However, should the Company reacquire Shares which were issued pursuant to the exercise of an Option, such Shares shall not become available for future grant under the Plan.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant under the Plan (unless the Plan has terminated).

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

(ii) Administration With Respect to Directors and Officers Subject to Section 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

(iii) Administration With Respect to Other Persons. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

(ii) to select the Consultants and Employees to whom Options may be granted hereunder;

(iii)to determine whether and to what extent Options are granted hereunder;

(iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions may include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

(viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

(ix) to construe and interpret the terms of the Plan;

(x) to prescribe, amend and rescind rules and regulations relating to the Plan;

(xi) to modify or amend each Option (subject to Section 14(c) of the Plan);

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(xiii) to determine the terms and restrictions applicable to Options; and

(xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

5. Eligibility.

(a) Options may be granted to Employees, Consultants and Outside Directors provided that (i) Incentive Stock Options may only be granted to Employees and (ii) Options may only be granted to Outside Directors in accordance with the provisions of Section 5(b) hereof. Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. Subject to Section 5(b) with respect to Outside Directors, an Employee, Consultant or Outside Director who has been granted an option may, if such Employee, Consultant or Outside Director is otherwise eligible, be granted additional Option(s).

(b) The provisions set forth in this Section 5(b) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive an Option under this Plan.

(ii) Each new Outside Director shall receive an initial grant of 15,000 shares. Beginning on December 1, 2000 and on the first day of December of each succeeding fiscal year of the Company occurring during the life of the Plan, each Outside Director who was an Outside Director on or before the last day of the first quarter of the fiscal year of the Company just ended shall be automatically granted an Option to purchase eight thousand Shares, decreased or increased as provided in Section 12 hereof.

An Outside Director who was not an Outside Director on or before the last day of the first quarter of the fiscal year of the Company just ended shall receive a pro rated portion of the automatic option grant (decreased or increased as provided in Section 12 hereof). Such pro rated grant shall be calculated according to the number of quarters of service in the just ended fiscal year of the Company. For the purposes of this calculation, service for only a portion of the quarter shall be deemed service for the whole quarter. For example, an Outside Director with one and one-half quarters of service in the just ended fiscal year of the Company will receive credit for two quarters of service and accordingly will receive a grant of four thousand (4,000) Shares (decreased or increased as provided in Section 12 hereof).

(iii) The terms of an Option granted pursuant to this Section 5(b) shall be as follows:

(A) the term of the Option shall be five (5) years;

(B) except as provided in Section 10 of this Plan, the Option shall be exercisable only while the Outside Director remains a director;

(C) the exercise price per share of Common Stock shall be 100% of the Fair Market Value on the date of grant of the Option;

(D) the Option shall become exercisable in installments cumulatively with respect to one twelfth (1/12th) of the Optioned Stock on the first day of each month following the date of grant; provided, however, that in no event shall any Option be exercisable prior to obtaining shareholder approval of the Plan.

6. Limitations.

(a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to an Optionee's incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment, consulting or Director relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

(c) The following limitations shall apply to grants of Options to Employees:

(i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 750,000 Shares.

(ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

(iii) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limit set forth in Section 6(c)(i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective as of October 22, 1992. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

8. Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price may be less than 100%, but shall be no less than 85%, of the Fair Market Value per Share on the date of grant, if the Administrator determines that a discount from the Fair Market Value is appropriate in lieu of the payment of a reasonable amount of salary or cash bonus to the Optionee.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price;

(vi) any combination of the foregoing methods of payment; or (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.

Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Employment, Consulting or Outside Director Relationship. In the event that an Optionee's Continuous Status as an Employee, Consultant or Outside Director terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Administrator), and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. In the event that an Optionee's Continuous Status as an Employee, Consultant or Outside Director terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within six (6) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within six (6) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall immediately revert to the Plan.

11. Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

12. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option or right, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

15. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16. Liability of Company.

(a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.

17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

SOLECTRON CORPORATION
1992 STOCK OPTION PLAN
STOCK OPTION AGREEMENT - FOUR YEAR VESTING

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I. NOTICE OF STOCK OPTION GRANT

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement.

1. Vesting Schedule:

This Option may be exercised, in whole or in part, in accordance with the following schedule:

(a) Subject to Subsection 2(a), below, this Option shall be exercisable cumulatively as a fraction of the shares the numerator of which is the number of whole months elapsed from the Vesting Commencement Date and the denominator of which is 48.

(b) This Option may not be exercised for a fraction of a share.

2. Termination Period:

This Option may be exercised for thirty (30) days after termination of employment or consulting relationship, or such longer period as may be applicable upon death or disability of the Optionee as provided in the Plan, but in no event later than the Term/Expiration Date as provided above.

II. AGREEMENT

1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

2. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.

The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3. Methods of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash; or

(b) check; or

(c) surrender of other Shares which (i) in the case of shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

(d) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price.

4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of the Option Agreement.

6. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercising the Option.

(i) Nonqualified Stock Option ("NSO"). If this Option does not qualify as an ISO, the Optionee may incur regular federal income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercisable Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(ii) Incentive Stock Option ("ISO"). If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.

(b) Disposition of Shares.

(i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the fair market value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

(c) Notice of Disqualifying disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the company on the compensation income recognized from such early disposition.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS OR HER EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

You and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating the Plan and Option Agreement.

Acceptance of this stock option grant and agreement is made by failing to reject it in the manner described below. In other words, if you do not notify Solectron to the contrary, your acceptance of the stock option grant and agreement will be implied and enforceable by law. If you do not wish to accept the stock option grant and agreement, you must notify Solectron via e- mail to StockAdministration@ca.slr.com within 30 days of the date of receipt regarding your decision. Within two business days, you will receive a return e- mail from Stock Administration confirming your rejection of the stock option grant and agreement. If a confirmation is not received within two business days, call 408-956-6731. You must ensure you receive confirmation or your acceptance of the stock option grant and agreement will be implied and enforceable by law. By notifying Solectron that you do not accept the stock option grant and agreement, you will be electing to refuse the grant and to withdraw from participation in the plan.

SOLECTRON CORPORATION
1992 STOCK OPTION PLAN
STOCK OPTION AGREEMENT - TWO YEAR VESTING

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I. NOTICE OF STOCK OPTION GRANT

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement.

1. Vesting Schedule:

This Option may be exercised, in whole or in part, in accordance with the following schedule:

      Subject to Subsection 2(a), below, this Option shall be 100% exercisable on the second anniversary from the date of grant.

(b) This Option may not be exercised for a fraction of a share.

2. Termination Period:

This Option may be exercised for thirty (30) days after termination of employment or consulting relationship, or such longer period as may be applicable upon death or disability of the Optionee as provided in the Plan, but in no event later than the Term/Expiration Date as provided above.

II. AGREEMENT

1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

2. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.

The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3. Methods of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash; or

(b) check; or

(c) surrender of other Shares which (i) in the case of shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

(d) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price.

4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of the Option Agreement.

6. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercising the Option.

(i) Nonqualified Stock Option ("NSO"). If this Option does not qualify as an ISO, the Optionee may incur regular federal income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercisable Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(ii) Incentive Stock Option ("ISO"). If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.

(b) Disposition of Shares.

(i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the fair market value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

(c) Notice of Disqualifying disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the company on the compensation income recognized from such early disposition.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS OR HER EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

You and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating the Plan and Option Agreement.

Acceptance of this stock option grant and agreement is made by failing to reject it in the manner described below. In other words, if you do not notify Solectron to the contrary, your acceptance of the stock option grant and agreement will be implied and enforceable by law. If you do not wish to accept the stock option grant and agreement, you must notify Solectron via e- mail to StockAdministration@ca.slr.com within 30 days of the date of receipt regarding your decision. Within two business days, you will receive a return e- mail from Stock Administration confirming your rejection of the stock option grant and agreement. If a confirmation is not received within two business days, call 408-956-6731. You must ensure you receive confirmation or your acceptance of the stock option grant and agreement will be implied and enforceable by law. By notifying Solectron that you do not accept the stock option grant and agreement, you will be electing to refuse the grant and to withdraw from participation in the plan.

SOLECTRON CORPORATION
1992 STOCK OPTION PLAN
EXERCISE NOTICE

Solectron Corporation Exercise Form for Cash Exercises and Same-Day-Sales Through Non-Company Brokers

Please complete the following information by printing clearly:

Optionee Name:________________________________     Employee ID # :  ________________________
Address:     ________________________________     Work Phone Number:_____________________
             ________________________________     Home Phone Number:_____________________
********************************************************************************************
Option(s) Exercised:
                                              Price           Number of Shares
Grant Date     Grant Number      Per Share      to be Exercised      Total Exercise Price *

__________     __________      __________     __________
__________     __________      __________     __________
__________     __________      __________     __________
__________     __________      __________     __________

*  If you are exercising a nonqualified stock option (NQSO), there are taxes due and payable on the date of exercise.  Please contact Stock Administration at (408) 956-6731 for calculation of these taxes before completing this form.
********************************************************************************************
Payment Method and Issuance Instructions:
___  Cash Exercise:                              ___ Cashless Exercise/Same-Day-Sale
Attached is my personal check* #__________       Market Order? ____ Yes   ____ No
in the amount of $_____________ to pay for       Limit Price: $_______________
the exercise of my stock option as listed
above.

Issue the certificate in my name and             Issue the certificate in the name of the broker
send it to:                                      indicated below for my benefit.
_____  My home address listed above,     OR
_____  My broker:
       Broker Name: __________________           Broker Name:_________________________
       Company Name:__________________           Company Name:________________________
       Address:_______________________           Address:_____________________________
               _______________________                   _____________________________
       Account #:_____________________           Account #:___________________________
       Phone #:_______________________           Phone #:_____________________________
       Fax #:_________________________           Fax #:_______________________________
       DTC #:_________________________           DTC #:_______________________________

*If you are a former associate of Solectron Corporation and paying cash for your shares, a cashier's check will be required to exercise your option - a personal check will not be accepted.
*******************************************************************************************
I hereby agree to notify Solectron Corporation upon the transfer/sale of my shares acquired under any ISO exercise and agree to hold harmless Solectron Corporation regarding the reporting of income subject to the transfer/sale of these shares.  I am not relying on the Company for any tax advice.
*******************************************************************************************
The undersigned holder of the stock option(s) described above irrevocably exercises such option(s) as set forth and herewith makes payment therefore, all at the price and on the terms and conditions specified in the stock option agreement(s) pertaining to the option(s) exercised.

NOTE:        For Cash Exercises, mail your completed exercise form and a check made payable to
             Solectron Corporation to:

Solectron Corporation, Attention: Stock Administration, 847 Gibraltar Drive, Building #5,
Milpitas, CA 95035.  The date indicated on your check will be the date of exercise provided that the check and exercise form are received within four business days from the check signature date.  Otherwise, the exercise date will be the date of receipt of the check.  For
Cashless Exercises, call your broker to place your trade order and then fax this completed exercise form to Solectron Corporation, Attention: Stock Administration at fax number (408)
956-6096.  If your broker requires a copy of this exercise form, it is your responsibility to fax or mail it to him/her.
________________________________________________       Date:____________________
Optionee Signature

Employee Name
Street Address
City, State Zip Code

Notice of Grant of Stock Options and Option Agreement

Solectron Corporation
ID: 94-2447045
847 Gibraltar Drive
Milpitas, CA  95034

Option Number________
Plan: 1992
Employee ID: ________
Location:    ________

Effective  ________, you have been granted a(n)  Incentive Stock Option (ISO) to buy ______
shares of SOLECTRON CORPORATION stock at __________ per share.

The total option price of the shares granted is $____________.

The shares will vest monthly at a rate of 1/48 of the total granted.  The first date shares will be available for exercise is one month from the vesting commencement date of ___________.

Shares in each period will become fully vested on the date shown.

               Shares    Vest Type Full Vest  Expiration
             ----------- --------- ---------- ---------
                         Monthly

Employee Name
Street Address
City, State Zip Code

Notice of Grant of Stock Options and Option Agreement

Solectron Corporation
ID: 94-2447045
847 Gibraltar Drive
Milpitas, CA  95034

Option Number________
Plan: 1992
Employee ID: ________
Location:    ________

Effective  ________, you have been granted a(n)  Incentive Stock Option (ISO) to buy ______
shares of SOLECTRON CORPORATION stock at __________ per share.

The total option price of the shares granted is $____________.

The shares will become 100% vested on the second anniversary from the date of grant.

Shares in each period will become fully vested on the date shown.

               Shares    Vest Type Full Vest  Expiration
             ----------- --------- ---------- ---------
                         Monthly